16140 SAND CANYON AVE., SUITE 100
                                                      IRVINE, CALIFORNIA 92618
                                                         (949) 910-HALL (4255)
 HALL&COMPANY Certified Public Accountants, Inc.                (949) 910-4256
 TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICESFAX


     Consent Of Independent Certified Public Accountant
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2003, which appears on page 9 of the Company's annual report on Form 10-KSB, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                      /s/ Hall & Company
                                      -------------------
                                      Hall & Company
                                      Irvine, California

                                      March 30, 2004